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                  [LETTERHEAD OF HOST MARRIOTT APPEARS HERE]




                                                        May 7, 1996



HMC Acquisition Properties, Inc.
10400 Fernwood Road
Bethesda, Md 20817


     Re:  Offer to Exchange $350,000,000 Aggregate
          Principal Amount of 9 % Senior Notes due 2007,
          Series B for All Outstanding 9% Senior Notes
          due 2007, Series A of HMC Acquisition Properties, Inc.
          ------------------------------------------------------

Ladies and Gentlemen:

     In connection with the registration of $350,000,000 aggregate principal amount of 9% Senior Notes due 2007, Series B (the "Series B Notes") by HMC Acquisition Properties, Inc., a Delaware corporation (the "Company"), and the guarantees of the Series B Notes (the "Guarantees") by all of the Company's wholly owned subsidiaries and certain of its future subsidiaries (the "Guarantors") under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities Exchange Commission (the "Commission") on January 30, 1996 (File No. 333-00768), as amended (collectively, the "Registration Statement"), you have requested my opinion with respect to the matters set forth below.

     In my capacity as Deputy General Counsel of Host Marriott Corporation and as acting counsel to the Company and each of the Guarantors in connection with such registration, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with authorization and issuance of the Series B Notes. In connection with this opinion, I have made such legal and factual examinations and inquires, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the current completeness and accuracy of statements of fact contained in the documents and certificates I have examined. As to questions of fact not independently verified by me, I have relied, to the extent I have deemed appropriate, upon certificates of officers, public officials and other appropriate persons.
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HMC Acquisition Properties, Inc.
May 7, 1996
Page 2

     Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

     Subject to the foregoing and the other matters set forth herein, it is my opinion that upon issuance thereof in the manner described in the Registration Statement, the Series B Notes will be legally valid and binding obligations of the Company, except as may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors, the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought and the unenforceability under certain circumstances under law or court decisions or provisions providing for the indemnification of or contribution to a party with respect to liability where such indemnification or contribution is contrary to public policy.

     This opinion letter is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention.

     This opinion may be relied upon by you and is not intended to be relied upon by any other individual or entity without my prior written consent.

     I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters."

                                        Yours truly,

                                        HOST MARRIOTT CORPORATION
                                        LAW DEPARTMENT

                                        /s/ CHRISTOPHER G. TOWNSEND
                                        ---------------------------------------
                                        Christopher G. Townsend,
                                        Senior Vice President and
                                        Deputy General Counsel